Exhibit 10.14

LEASE AGREEMENT

(triple net)

Basic Lease Information

Lease Date:	December 10, 2002

Landlord:	LaGuardia Associates, a general partnership

Landlord’s Address:	c/o Quadrangle Investments
Attn: Sam Kobrinsky
295 South Main St. Fifth Floor
Salinas, CA 93901

Tenant:	Integrated Device Technology, Inc., a corporation

Tenant’s Address:	Integrated Device Technology, Inc.
Attn: Jim Laufman
2975 Stender Way, M/S C7-001
Santa Clara, CA 95054

Premises, Building
and Lot:

The Premises are approximately 33,600 rentable square feet of space inside The Building, of equal square footage, located on the Lot, which is commonly known as 710 LaGuardia Street, Salinas, California, all of which are shown on Exhibit A and incorporated herein by reference.

Term:

Ten years.  The term of this Lease Agreement shall commence upon the Commencement Date, and expire on the tenth anniversary of said Commencement Date (“Expiration Date”).  The estimated Commencement Date is December 1, 2003.  The “Commencement Date” shall be the date that is ten (10) days after all of the following have occurred:  (i) Landlord shall have completed construction of the Building, the Leasehold Improvements and all exterior improvements on the Lot, including, without limitation, the parking areas, driveways, sidewalks, and entranceways into the Building (collectively, “Exterior Improvements”), except for punch list items that will not interfere with Tenant’s use or occupancy of the Premises or the conduct of Tenant’s business; (ii) Landlord’s architect has given Tenant written certification that the Building, Leasehold Improvements and Exterior Improvements have been completed in accordance with the Final Plans and Specifications therefore approved by Tenant pursuant to Exhibit B attached hereto; and (iii) the City of Salinas has conducted a final inspection of the Building, Leasehold Improvements and Exterior Improvements and approved such work.  Landlord shall give Tenant not less than ten (10) days prior written notice of the anticipated Commencement Date.

Base Rent (Sec 3):

The initial Base Rent for the first year of this Lease Agreement shall be Thirty-Six Thousand Nine Hundred Sixty Dollars ($36,960.00) per month.  The first month of Base Rent shall be paid to Landlord upon the execution of this Lease Agreement.  The second month of Base Rent shall be paid to Landlord thirty days after the Commencement Date, but shall be prorated to the end of the then-existing month so that the Base Rent shall then become due on the first day of each month thereafter. The Base Rent shall then be payable every thirty days thereafter during the term of this Lease Agreement, due on the first of each month.

Adjustments to
Base Rent:

The Base Rent for each year during the term of this Lease Agreement shall be increased, on each anniversary date of the Commencement Date (each such date an “Adjustment Date”), in an amount which is equal to the percentage increase in the All Urban Consumers - Consumer Price Index, (for San Francisco-Oakland-San Jose) (“CPI”).  The adjustment shall be made by multiplying the monthly Base Rent in effect as of the applicable Adjustment Date by a fraction, the numerator of which is the CPI for the month that is two months prior to the Adjustment Date and the denominator of which is the CPI for the month that is two months prior to the previous Adjustment Date or Commencement Date, as applicable, and the resulting product shall be the monthly Base Rent for the next twelve-month period.  However, in no event shall the increase in any given year be any less than two percent, nor any more than four percent.

Security Deposit (Sec 4.1):

Upon execution of this Lease Agreement Tenant shall pay to Landlord an amount equal to Thirty-Five Thousand Dollars ($35,000.00) as a security deposit for the performance of the terms of this Lease Agreement.

Permitted Uses (Sec 9):

The Premises, Building and Lot may be used for any lawful purpose, to the extent permitted by the City of Salinas, County of Monterey, and all agencies and governmental authorities having jurisdiction thereof.

Parking Spaces:	One Hundred Forty-Five (145) exclusive spaces.

Broker (Sec 38):	Colliers International on behalf of the Tenant, and Leland B. Evans on behalf of the Landlord.

Exhibits:	Exhibit A - Premises, Building, and Lot
Exhibit B - Tenant Improvements
Exhibit C - Rules and Regulations
Exhibit D - Covenants, Conditions and Restrictions Intent
Exhibit E - Hazardous Materials Disclosure Certificate - Example
Exhibit F - Change of Commencement Date - Example

LEASE AGREEMENT

DATE:	This Lease is made and entered into as of the Lease Date set forth on Page 1. The Basic Lease Information set forth on Page I and this Lease are and shall be construed as a single instrument.

1.             Premises:  Landlord hereby leases the Premises, Building and Lot to Tenant upon the terms and conditions contained herein. Landlord and Tenant hereby agree that for purposes of this Lease, as of the Lease Date, the rentable square footage area of the Premises shall be deemed to be the number of rentable square feet as set forth in the Basic Lease Information on Page 1.

2.             Adjustment of Commencement Date; Condition of the Premises:

2.1          If Landlord cannot deliver possession of the Premises on the estimated Commencement Date stated on Page 1, Landlord shall not be subject to any liability nor shall the validity of the Lease be affected; provided, the Commencement Date shall occur when all of the conditions to the Commencement Date set forth on Page 1 have been satisfied, and the Expiration Date shall be extended commensurately. Notwithstanding the foregoing, if the Commencement Date has not occurred by December 1, 2003, then as compensation for Landlord’s delay in delivery of the Premises, Tenant shall receive an abatement of Base Rent for each day from and after December 1, 2003, until the Commencement Date, which abatement shall apply to the Base Rent first becoming due under the Lease.  In the event Landlord is unable to deliver possession of the Premises, Building and Lot by a date no later than the Final Completion Date as described in more detail in Exhibit B, Tenant shall have the right to terminate this Lease and Landlord shall pay to Tenant the amount of the security deposit and the first month’s rent, which Tenant has paid to Landlord.  In the event the Commencement Date and/or the Expiration Date of this Lease is other than the estimated Commencement Date on Page 1, Landlord and Tenant shall execute a written amendment to this Lease, substantially in the form of Exhibit F hereto, wherein the parties shall specify the actual Commencement Date and Expiration Date.  Tenant hereby acknowledges and agrees that neither Landlord nor Landlord’s agents or representatives has made any representations or warranties as to the suitability or fitness of the Premises for the specific conduct of Tenant’s business, Tenant’s intended use of the Premises or for any other purpose.

3.             Rent:  On the date that Tenant executes this Lease, Tenant shall deliver to Landlord the original executed Lease, the Base Rent (which shall be applied against the Base Rent payable for the first month Tenant is required to pay Base Rent), and the Security Deposit.  Prior to taking possession of the Premises, Building and or Lot, Tenant shall provide to Landlord all insurance certificates evidencing the insurance required to be obtained by Tenant under Section 12 of this Lease. Tenant agrees to pay Landlord, without prior notice or demand, or abatement, offset, deduction or claim, except as specifically provided herein, the Base Rent described on Page 1, payable in advance at Landlord’s address shown on Page 1 on the first day of each month throughout the Term of the Lease. In addition to the Base Rent set forth on Page 1, Tenant shall pay Landlord in advance and on the first (1st) day of each month throughout the Term of this Lease, as Additional Rent, all Operating Expenses, Tax Expenses, and Utility Expenses.  The term “Rent” whenever used herein refers to the aggregate of all these amounts. The Rent for any fractional part of a calendar month at the commencement or termination of the Lease term shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month. The prorated Rent shall be paid on the Commencement Date and the first day of the calendar month in which the date of termination occurs, as the case may be.

4.             Security Deposit:  Upon Tenant’s execution of this Lease, Tenant shall deliver to Landlord, as a Security Deposit for the performance by Tenant of its obligations under this Lease, the amount described on Page 1. If Tenant is in default beyond any applicable cure period under this Lease, Landlord may, but without obligation to do so, use the Security Deposit, or any portion thereof, to cure the default or to compensate Landlord for all damages sustained by Landlord resulting from Tenant’s default. Tenant shall, after ten (10) days written notice from Landlord, pay to Landlord a sum equal to the portion of the Security Deposit so applied or used so as to replenish the amount of the Security Deposit held to increase such deposit to the amount initially deposited with Landlord.  Within thirty (30) days after the termination of this Lease, Landlord shall return the Security Deposit to Tenant, subject to the limitations of California Civil Code Section 1950.7, and the terms of the Lease herein.   Landlord shall not be required to keep the Security Deposit separate from other funds, and Tenant shall not be entitled to interest on the Security Deposit. Tenant may not use the Security Deposit as a credit, or as collateral for any debt other than the performance of this Lease Agreement, or to otherwise offset any payments required hereunder, including, but not limited to, Rent or any portion thereof.

5.             Leasehold Improvements:  Landlord shall construct the improvements (“Leasehold Improvements”) on the Lot in accordance with the terms, conditions, criteria and provisions set forth in Exhibit B hereto. Tenant acknowledges that neither Landlord nor any of Landlord’s agents, representatives or employees has made any representations as to the suitability or fitness of the Premises for the conduct of Tenant’s business, including without limitation, any storage incidental thereto, or for any other purpose.  Neither Landlord nor any of Landlord’s agents, representatives or employees has agreed to undertake any construction, alterations or leasehold improvements, except as expressly provided in Exhibit B to this Lease.  Landlord warrants that Leasehold Improvements, Building and Lot will comply with all applicable building codes and Americans with Disabilities Act requirements as of the Commencement Date, and Landlord shall bear the costs of said compliance up until that date.

6.             Additional Rent:  It is intended by Landlord and Tenant that this Lease be a “triple net lease”. It is the intention of Landlord and Tenant that the Base Rent and Additional Rent payable by Tenant to Landlord during the entire term of this Lease Agreement shall be net of all costs and expenses incurred in connection with or relating to the Premises, Building and Lot, including, without limitation, in connection with or relating to the operation, maintenance, management and repair of the Premises, Building and or Lot, except as otherwise stated in this Lease Agreement.  Except as otherwise stated herein, Tenant shall be liable for any obligations or liabilities in connection with or relating to the operation, maintenance, management and repair of the Premises, Building and Lot during the term of this Lease Agreement, and except as otherwise provided herein,   Tenant shall pay all such costs or expenses before such costs or expenses become delinquent. The costs and expenses specifically described herein and all other sums, charges, costs and expenses, are to be paid by Tenant directly to the third party service provider (collectively, “Additional Rent”).

6.1          Operating Expenses: In addition to the Base Rent set forth in Section 3, Tenant shall pay all Operating

Expenses as Additional Rent. The term “Operating Expenses” as used herein shall mean the total amounts paid or payable in connection with the maintenance, repair and operation of the Premises, the Building and the Exterior Improvements.  These Operating Expenses may include, but are not limited to:

6.1.1                     Cost of repairs to, and maintenance of, the roof on the Building;

6.1.2       Cost of maintaining the outside paved area, interior lobbies, mezzanines, parking areas, sidewalks, landscaping and similar areas and facilities;

6.1.3       Annual cost of insurance insuring against fire and extended coverage (including, if Landlord elects, “all risk” coverage) and all other insurance, including, but not limited to, flood and/or surface water endorsements for the Premises, Building, and Lot, rental value insurance against loss of Rent in an amount equal to the amount of Rent for a period of at least one (1) year commencing on the date of loss, and subject to the provisions of Section 27 below, any deductible;

6.1.4       Cost of modifications to the Premises, Building, and or Exterior Improvements occasioned by any rules, laws or regulations effective subsequent to the date on which the Tenant takes occupancy of the Premises, Building and  Lot; provided, however, any such modifications or alterations shall be made by Landlord and the cost of such modifications or alterations shall be amortized over the useful life of such alteration or modification, and Tenant shall pay the monthly amortized portion of such cost to Landlord as Additional Rent;

6.1.5       Cost of preventative maintenance, and repair contracts including, but not limited to, contracts for heating, ventilation and air conditioning systems;

6.1.6                     Cost of trash or refuse collection;

6.1.7                     Cost of security and fire protection services for the Premises, Building and or Lot; and

6.1.8       Cost of supplies, equipment, rental equipment and other similar items used in the operation and/or maintenance of the Premises, Building and or Lot.

6.2          Tax Expenses:  In addition to the Base Rent, Tenant shall pay all real property taxes applicable to the land and improvements included within the Lot on which the Premises and Building are situated and one hundred percent (100%) of all personal property taxes now or hereafter assessed or levied against the Premises, Building, Lot or Tenant’s personal property. Tenant shall also pay one hundred percent (100%) of any increase in real property taxes attributable to any and all alterations, Leasehold Improvements or other improvements of any kind, whatsoever placed in, on or about the Premises, Building or Lot for the benefit of, at the request of, or by Tenant. The term “Tax Expenses” shall mean and include, without limitation, any form of tax and assessment (general, special, supplemental, ordinary or extraordinary), commercial rental tax, payments under any improvement bond or bonds, license fees, license tax, business license fee, rental tax, transaction tax, levy, or penalty imposed by authority having the direct or indirect power of tax (including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof) as against any legal or equitable interest of Landlord in the Premises, the Building, or the Lot, as against Landlord’s right to rent, or any other tax, fee, or excise, however described, including, but not limited to, any value added tax, or any tax imposed in substitution (partially or totally) of any tax previously included within the definition of real property taxes, or any additional tax the nature of which was previously included within the definition of real property taxes. The term “Tax Expenses” shall not include any franchise, estate, inheritance, net income, or excess profits tax imposed upon Landlord.  The obligations of Tenant to pay Tax Expenses described hereinabove shall be prorated to apply to Tax Expenses applicable to the time period commencing on the Commencement Date and terminating on the Expiration Date.

6.2.1       Proposition 13 Protection.  Despite any other provision of this Lease Agreement, if during the term of this Lease Agreement any sale, or change in ownership of the Lot, Building or Premises is consummated and, as a result, all or part of the Lot, Building or Premises is reassessed (“Reassessment”) for real estate tax purposes by the appropriate government authority under the terms of Proposition 13 (as adopted by the voters of the State of California in the June 1978 election and as subsequently amended), the terms of this subsection 6.2.1 shall apply.  For purposes of subsection 6.2.1, the term Tax Increase (“Tax Increase”) shall mean that portion of the Tax Expenses, as calculated immediately following the Reassessment, that is attributable solely to the Reassessment.  Except as stated hereinbelow, Tenant shall not be obligated to pay any Tax Increase as part of the Tax Expenses.  Notwithstanding the above, the Tax Increase exclusion shall not apply to any amounts calculated immediately following Reassessment, that are:  (i) attributable to the anticipated initial Reassessment of the value of the Lot, Building Premises and Leasehold Improvements located on, or to be built upon the Lot pursuant to the terms of this Lease Agreement; (ii) attributable to the annual inflationary increase in real estate taxes; or (iii) part of Tax Expenses incurred or considered to be incurred during the first year term of this Lease Agreement.

6.3            Payment of Additional Rent:  Tenant shall pay all Operating Expenses directly to the party providing services to the Premises.  Tenant shall pay Tax Expenses directly to the taxing authority prior to the delinquency date.  If Tenant will not pay all of any installment of real property taxes due to the protection afforded by Section 6.2.1, Tenant shall pay its portion of Tax Expenses directly to Landlord not later than ten (10) days prior to the delinquency date subject to Tenant’s receipt of a tax bill from Landlord.  Tenant shall pay insurance premiums directly to the insurer within thirty (30) days after receipt of the insurance invoices from Landlord.

6.4          Annual Reconciliation:  By June 30th of each calendar year, or as soon thereafter as reasonably possible Landlord shall furnish Tenant with an accounting of the actual costs incurred by Landlord as Additional Rent. Within thirty (30) days of Landlord’s delivery of such accounting, Tenant shall pay to Landlord the amount of any underpayment. Notwithstanding the foregoing, failure by Landlord to give such accounting by such date shall not constitute a waiver by Landlord of its right to collect any of Tenant’s underpayment at any time; provided, however, after such accounting has been delivered, Landlord may not charge Tenant for any additional expenses for the calendar year represented by such accounting.  Landlord shall refund the amount of any overpayment to Tenant. If the Term of the Lease expires prior to the annual reconciliation of expenses Landlord shall have the right to reasonably estimate Tenant’s Share of such expenses, and if Landlord determines that an underpayment is due, Tenant hereby agrees that Landlord shall be entitled to deduct such underpayment from Tenant’s Security Deposit. If Landlord reasonably determines that an overpayment has been made by Tenant, Landlord shall refund said overpayment to Tenant as soon as practicable thereafter.

6.5          Audit:  After delivery to Landlord of at least fifteen (15) business days prior written notice, Tenant, at its sole cost and expense through any accountant designated by it, shall have the right to examine and/or audit the books and records evidencing such costs and expenses for the previous one (1) calendar year, during Landlord’s reasonable business hours but not more frequently than twice during any calendar year. Any such accounting firm designated by Tenant may not be compensated on a contingency fee basis. The results of any such audit (and any negotiations between the parties related thereto) shall be maintained strictly confidential by Tenant and its accounting firm and shall not be disclosed, published or otherwise disseminated to any other party other than to Landlord and its authorized agents or to third parties whose relationship to Tenant is such that disclosure is necessary for good faith and reasonable business purposes. Landlord and Tenant shall use its best efforts to cooperate in such negotiations and to promptly resolve any discrepancies between Landlord and Tenant in the accounting of such costs and expenses.

7.             Utilities:  Utility Expenses, and all other sums or charges set forth in this Section 7 are also considered part of Additional Rent. Once the gas, electric, sewer and water utilities are connected at Landlord’s cost, Tenant shall then pay the cost of all water, sewer use, sewer discharge fees and sewer use fees, gas, heat, electricity, refuse pick-up, janitorial service, telephone and other utilities billed or metered to the Premises, Building and or Lot. Tenant shall also pay any assessments or charges for utility or similar purposes included within any tax bill for the Lot on which the Premises and Building are situated, including, without limitation, entitlement fees, allocation unit fees, and/or any similar fees or charges, and any penalties related. Tenant acknowledges that the Premises may become subject to the rationing of utility services or restrictions on utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof. Notwithstanding any such rationing or restrictions on use of any such utility services, Tenant acknowledges and agrees that its tenancy and occupancy hereunder shall be subject to such rationing restrictions as may be imposed upon Landlord, Tenant, the Premises, the Building or the Lot, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. Tenant further agrees to timely and faithfully pay, prior to delinquency, any amount, tax, charge, surcharge, assessment or imposition levied, assessed or imposed upon the Premises, or Tenant’s use and occupancy thereof.

8.             Late Charges:  Any and all sums or charges set forth in this Section 8 are considered part of Additional Rent. Tenant acknowledges that late payment (the tenth day after written notice of default which remains uncured by Tenant) by Tenant to Landlord of Base Rent, Additional Rent or any other sums due hereunder, will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by any encumbrance against the Premises, and late charges and penalties due to the late payment of real  property taxes on the Premises. Therefore, if any installment of Rent or any other sum due from Tenant is not received by Landlord when due, Tenant shall promptly pay to Landlord an additional sum equal to ten percent (10%) of such delinquent amount. The parties agree that this late charge and the other charges referenced above represent a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge or other charges shall not constitute a waiver by Landlord of Tenant’s default with respect to the delinquent amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord for any other breach of Tenant under this Lease.

9.             Use of Premises:

9.1          Compliance with Laws, Recorded Matters, and Rules and Regulations: The Premises are to be used solely for the uses stated on Page 1 and for no other uses or purposes.  The use of the Premises by Tenant and its employees, representatives, agents, invitees, licensees, subtenants, customers or contractors (collectively, “Tenant’s Representatives”) shall be subject to, and at all times in compliance with, (a) any and all applicable laws, ordinances, statutes, orders and regulations as same exist from time to time (collectively, the “Laws”), (b) any and all documents, matters or instruments, including without limitation, any declarations of covenants, conditions and restrictions, and any supplements thereto, each of which has been recorded in any official or public records with respect to the Premises, the Building, the Lot, or any portion thereof prior to the date of the Lease (collectively, the “Recorded Matters”), and (c) any and all rules and regulations set forth in Exhibit C, attached to and made a part of this Lease.  Tenant agrees to, and does hereby, assume full and complete responsibility to ensure that the Premises are adequate to fully meet the needs and requirements of Tenant’s intended operations of its business within the Premises, Building and on the Lot, and Tenant’s use of the Premises and that same are in compliance with all applicable Laws throughout the Term of this Lease.

9.2          Prohibition on Use:  Tenant shall not use the Premises, Building or Lot, or permit anything to be done in or about the Premises, Building or Lot, nor keep or bring anything therein which will in any way conflict with any of the requirements of the Board of Fire Underwriters or similar body now or hereafter constituted or in any way increase the rate of or affect any policy of fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy. No auctions may be held or otherwise conducted in, on or about the Premises, the Building, or the Lot without Landlord’s written consent thereto, which consent may be given or withheld in Landlord’s sole discretion. Tenant shall not do or permit anything to be done in or about the Premises, Building or Lot  which will in any way obstruct or interfere with the rights of Landlord, or other persons or businesses in the area, or injure or annoy other persons or businesses in the area, nor do or permit anything to be done in or about the Premises, Building or Lot to be used for any unlawful purpose; nor shall Tenant cause, maintain or permit any private or public nuisance in, on or about the Premises, Building, or Lot, including, but not limited to, any offensive odors, noises, fumes or vibrations. Tenant shall not damage or deface or otherwise commit or suffer to be committed any waste in, upon or about the Premises, Building or Lot. Tenant shall not place or store, nor permit any other person or entity to place or store, any property, equipment, materials, supplies, personal property or any other items or goods outside of the Premises for any period of time. Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises, Building or Lot. Tenant shall place no loads upon the floors, walls, or ceilings in excess of the maximum designed load permitted by the applicable Uniform Building Code or which may damage the Building or outside areas; nor place any harmful liquids in the drainage systems; nor dump or store waste materials, refuse or other such materials, or allow such to remain outside the Building area, except in refuse dumpsters or in any enclosed trash areas provided.  Tenant shall honor the terms of all Recorded Matters relating to the Premises, the Building and the Lot.

10.          Alterations and Additions; and Surrender of Premises:

10.1        Alterations and Additions:  After Landlord has completed the construction of the Leasehold Improvements described in Exhibit B, Tenant shall not install any signs, fixtures, improvements, nor make or permit any other alterations or additions to the Premises, Building or Lot without the prior written consent of Landlord, which consent shall not be unreasonably withheld.  Notwithstanding the above, Tenant shall be allowed to make nonstructural alterations, the cost of which do not exceed fifty thousand dollars ($50,000) per year, without Landlord’s consent.  If any such alteration or addition is expressly permitted by Landlord, including any alterations that do not require Landlord’s consent, Tenant shall deliver at least ten (10) days prior notice to Landlord, from the date Tenant intends to commence construction, sufficient to enable Landlord to post a Notice of Non-Responsibility. In all events, Tenant shall obtain all permits or other governmental approvals prior to commencing any of such work and deliver a copy of same to Landlord. All alterations and additions shall be installed by a licensed contractor reasonably approved by Landlord, at Tenant’s sole expense in compliance with all applicable Laws (including, but not limited to, the ADA as defined herein), Recorded Matters, and Rules and Regulations. Tenant shall keep the Premises, Building and Lot free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant.

10.2        Surrender of Premises:   Upon the termination of this Lease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Tenant’s right to possession of the Premises, Tenant will at once surrender and deliver up the Premises, Building and Lot to Landlord in good condition and repair including, but not limited to, all light bulbs and ballasts, HVAC equipment, plumbing and electrical in good working condition, excepting for reasonable wear and tear. Upon such termination of this Lease, Tenant shall remove all tenant signage, trade fixtures, furniture, furnishings, and personal property.  Tenant shall repair any damage caused by the installation or removal of such signs, trade fixtures, furniture, furnishings fixtures which are to be removed from the Premises, Building or Lot by Tenant hereunder.

11.          Repairs and Maintenance:

11.1        Tenant’s Repairs and Maintenance Obligations:  Except as otherwise provided in this Lease, Tenant shall, at Tenant’s sole cost and expense, keep and maintain the Premises, Building and Lot in good, clean, operable and safe condition and repair. Without limiting the generality of the foregoing, Tenant shall be responsible for maintaining and repairing:  (a) all mechanical systems, heating, ventilation and air conditioning systems, (b) all plumbing, electrical wiring and equipment serving the Premises, Building and Lot (c) all interior lighting (including, without limitation, light bulbs and/or ballasts) and exterior lighting serving the Premises, Building and Lot (d) all glass, windows, window frames, window casements, skylights, interior and exterior doors, door frames and door closers, (e) all roll-up doors, dock equipment, including without limitation, dock bumpers, dock plates, dock seals, dock levelers and dock lights, if any (f) all signage, (g) lifts for disabled persons, if any (h) sprinkler systems, fire protection systems and security systems, (i) all partitions, fixtures, equipment, interior painting, and interior walls, floors and floor coverings of the Premises and Building and every part thereof, (j) the roof,  (k) exterior electrical wiring and equipment, exterior lighting, exterior glass, and (l) exterior doors/entrances and door closers, exterior window casements, exterior painting of the Building, paving, curbs, striping, trash receptacle areas, and underground utility and sewer pipes.

                                In the event any of the HVAC units, mechanical, plumbing and electrical systems, or the roof needs replacement, or any capital repairs or replacements are required to the Premises, Leasehold Improvements and Exterior Improvements during the term of this Lease Agreement, then Landlord shall perform and pay for the cost of said replacement or repair, and thereafter Landlord shall amortize the cost of said capital expenditure, repair or replacement over the useful life of the item replaced, and Tenant shall reimburse Landlord an amount equal to the monthly amortized cost for the period of time remaining on the term of the Lease Agreement.

                                Tenant shall procure and maintain (a) a heating, ventilation and air conditioning systems preventative maintenance and repair contract(s); such contract(s) to be on no more than a quarterly basis, and (b) a fire and sprinkler protection services and preventative maintenance and repair contract(s) (including, without limitation, monitoring services); such contract(s) to be on no more than a monthly basis. In the event Tenant fails to obtain the service contracts described hereinabove, Landlord reserves the right, but without the obligation to do so, to procure and maintain (i) the heating, ventilation and air conditioning systems preventative maintenance and repair contract(s), and/or (ii) the fire and sprinkler protection services and preventative maintenance and repair contract(s) (including, without limitation, monitoring services), and Tenant shall be obligated to reimburse Landlord for the cost thereof.  If Tenant procures and maintains any of such contract(s), Tenant will promptly deliver to Landlord a true and complete copy of each such contract and any and all renewals or extensions thereof, and each service report or other summary received by Tenant pursuant to or in connection with such contract(s).

11.2        Tenant’s Failure to Perform Repairs and Maintenance Obligations:  Except for normal maintenance and repair of the items described above, and Tenant’s reasonable ability to place a satellite and/or antennae on the roof, Tenant shall have no right of access to or right to install any device on the roof of the Building nor make any penetrations of the roof of the Building without the express prior written consent of Landlord, which consent shall not be unreasonably withheld.  If, after twenty (20) days written notice from Landlord, Tenant refuses or neglects to repair and maintain the Premises, Building or Lot properly as required herein, Landlord may, but without obligation to do so, at any time make such repairs and/or maintenance.

11.3        Landlord’s Repairs and Maintenance Obligations: Landlord warrants that the roof and HVAC, mechanical , electrical and plumbing systems shall be free from defects and repairs for the first two years of the Lease Term.  Except for repairs rendered necessary by the intentional or negligent acts or omissions of Tenant, or Tenant’s agents, contractors or invitees, Landlord agrees, at Landlord’s sole cost and expense (a) to keep in good repair the structural portions of the foundations, exterior walls (exclusive of glass windows or doors), concrete slab flooring, (b) to replace the structural portions of the roof of the Building when reasonably necessary, and (c) during the first two years of the Lease Term, to make any repairs required for the roof and/or the HVAC, mechanical, plumbing and electric systems of the Building.

12.          Insurance:

12.1       Types of Insurance:  Tenant shall maintain in full force and effect at all times during the Term of this Lease, at Tenant’s sole cost and expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance which afford the following coverages: (i) worker’s compensation: statutory limits; (ii) employer’s liability, as required by law, with a minimum limit of $100,000 per employee and $500,000 per occurrence; (iii) primary commercial general liability insurance (occurrence form) providing coverage against any and all claims for bodily injury and property damage occurring in, on or about the Premises, Building and Lot arising out of the use and/or occupancy of the Premises, Building and Lot . Such insurance shall include coverage for blanket contractual liability, fire damage, premises, personal injury, completed operations, products liability, personal and advertising, and a plate-glass rider to provide coverage for all glass in, on or about the Premises, Building and Lot including, without limitation, skylights, with deletion of the exclusion for operations within fifty (50) feet of a railroad track (railroad protective liability), if applicable. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess umbrella insurance in the amount of Two Million Dollars ($2,000,000). If Tenant has other locations which it owns or leases, the policy shall include an aggregate limit per location endorsement. If necessary, as reasonably determined by Landlord, Tenant shall provide for restoration of the aggregate limit; (iv) comprehensive automobile liability insurance: a combined single limit of not less than $2,000,000 per occurrence and insuring Tenant against liability for claims arising out of the ownership, maintenance, or use of any owned, hired or non-owned automobiles; (v) “all risk” property insurance, including without limitation, sprinkler leakage, boiler and machinery comprehensive form, if applicable, covering damage to or loss of any personal property, trade fixtures, inventory, fixtures and equipment located in, on or about the Premises, Building and Lot, together with, if the property of Tenant’s invitees is to be kept in or about the Premises, Building and Lot, warehouser’s legal liability or bailee customers insurance for the full replacement cost of the property belonging to invitees and located in or about  the Premises, Building and Lot. Such insurance shall be written on a replacement cost basis (without deduction for depreciation) in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the items referred to in this subparagraph, such other insurance as Landlord deems necessary and prudent or as may otherwise be reasonably required by any of Landlord’s lenders.

12.2       Insurance Policies:  Insurance required to be maintained by Tenant shall be written by companies (i) licensed to do business in the State of California, (ii) domiciled in the United States of America, and (iii) having a “General Policyholders Rating” of at least A:X (or such higher rating as may be required by a lender having a lien on the Premises) as set forth in the most current issue of “Best’s Insurance Reports. “ Any deductible amounts under any of the insurance policies required hereunder shall not exceed Five Thousand Dollars ($5,000). Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time Landlord delivers possession of the Premises, Building and Lot to Tenant. Tenant shall, at least ten (10) days after expiration of each policy, furnish Landlord with certificates of renewal or “binders” thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after thirty (30) days prior written notice to the parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days’ notice has been given to Landlord). Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms of this Lease under a blanket insurance policy, provided such blanket policy expressly affords coverage for the Premises, Building and Lot and for Landlord as required by this Lease.

12.3        Additional Insureds and Coverage:  Landlord, any property management company and/or agent of Landlord for the Premises, the Building, and the Lot, any lender(s) of Landlord having a lien against the Premises, the Building, and  the Lot, and any joint venture partners of Landlord shall be named as additional insureds under all of the policies required in Section 12.1 above. Additionally, such policies shall provide for severability of interest. All insurance to be maintained by Tenant shall, except for workers’ compensation and employer’s liability insurance, be primary, without right of contribution from insurance maintained by Landlord. Any umbrella liability policy or excess liability policy (which shall be in “following form”) shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Tenant shall not limit Tenant’s liability under this Lease. It is the parties’ intention that the insurance to be procured and maintained by Tenant as required herein shall provide coverage for any and all damage or injury arising from or related to Tenant’s operations of its business and/or Tenant’s or Tenant’s Representatives’ use of the Premises, Building or Lot. It is not contemplated or anticipated by the parties that the aforementioned risks of loss be borne by Landlord’s insurance carriers, rather it is contemplated and anticipated by Landlord and Tenant that such risks of loss be borne by Tenant’s insurance carriers pursuant to the insurance policies procured and maintained by Tenant as required herein.

12.4        Failure of Tenant to Purchase and Maintain Insurance: If, after ten (10) days written notice of default by Landlord to Tenant, Tenant does, not purchase the insurance required in this Lease or keep the same in full force and effect throughout the Term of this Lease (including any renewals or extensions), Landlord may, but without obligation to do so, purchase the necessary insurance and pay the premiums therefor. If Landlord so elects to purchase such insurance, Tenant shall promptly pay to Landlord as Additional Rent, the amount so paid by Landlord, upon Landlord’s demand therefor. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, damages which Landlord may sustain by reason of Tenant’s failure to obtain and maintain such insurance. If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for all losses, damages and costs resulting from such failure.

13.          Waiver of Subrogation:  Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties’ property to the extent that such loss or damage is insured by an insurance policy required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer whereby the insurer waives its rights of subrogation against the other party. This provision is intended to waive fully, and for the benefit of the parties hereto, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier. The coverage obtained by Tenant pursuant to Section 12 of this Lease shall include, without limitation, a waiver of subrogation endorsement attached to the certificate of insurance. The provisions of this Section 13 shall not apply in those instances in which such waiver of subrogation would invalidate such insurance coverage or would cause either party’s insurance coverage to be voided or otherwise uncollectible.

14.                               Intentionally Omitted.

15.          Assignment and Subleasing:

15.1        Prohibition:  Tenant shall not assign, mortgage, hypothecate, encumber, grant any license or concession, pledge or otherwise transfer this Lease (collectively, “assignment”), in whole or in part, whether voluntarily or involuntarily or by operation of law, nor sublet or permit occupancy by any person other than Tenant of all or any portion of the Premises without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. If Tenant seeks to sublet or assign all or any portion of the Premises, Tenant shall deliver to Landlord at least thirty (30) days prior to the proposed commencement of the sublease or assignment (the “Proposed Effective Date”) the following: (i) the name of the proposed assignee or sublessee; (ii) such information as to such assignee’s or sublessee’s financial responsibility and standing as Landlord may reasonably require; and (iii) a copy of the assignment, sublease or other transfer document.  Tenant shall reimburse Landlord for reasonable legal and other expenses incurred by Landlord in connection with any actual or proposed assignment or subletting not to exceed One Thousand Dollars ($1,000). Each permitted assignee or sublessee shall assume and be deemed to assume this Lease and shall be and remain liable jointly and severally with Tenant for payment of Rent and for the due performance of, and compliance with all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed or complied with, for the term of this Lease. No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease. Tenant hereby acknowledges and agrees that it understands that Landlord’s accounting department may process and accept Rent payments without verifying that such payments are being made by Tenant, a permitted sublessee or a permitted assignee in accordance with the provisions of this Lease. Although such payments may be processed and accepted by such accounting department personnel, any and all actions or omissions by the personnel of Landlord’s accounting department shall not be considered as acceptance by Landlord of any proposed assignee or sublessee nor shall such actions or omissions be deemed to be a substitute for the requirement that Tenant obtain Landlord’s prior written consent to any such subletting or assignment, and any such actions or omissions by the personnel of Landlord’s accounting department shall not be considered as a voluntary relinquishment by Landlord of any of its rights hereunder nor shall any voluntary relinquishment of such rights be inferred therefrom.

15.2        Excess Sublease Rental or Assignment Consideration:  In the event of any sublease or assignment of all or any portion of the Premises where the rent or other consideration provided for in the sublease or assignment either initially or over the term of the sublease or assignment exceeds the Rent or pro rata portion of the Rent, as the case may be, for such space reserved in the Lease, Tenant shall pay the Landlord monthly, as Additional Rent, at the same time as the monthly installments of Rent are payable hereunder, fifty percent (50%) of the excess of each such payment of rent or other consideration in excess of the Rent called for hereunder, after Tenant has recovered the costs of a leasing commission incurred to an independent broker, any tenant improvement costs and reasonable attorneys’ fees incurred by Tenant in connection with the assignment or subletting.

16.          Ad Valorem Taxes:  Prior to delinquency, Tenant shall pay all taxes and assessments levied upon trade fixtures, alterations, additions, improvements, inventories and personal property located and/or installed on or in the Premises, Building or Lot by, or on behalf of, Tenant; and if requested by Landlord, Tenant shall promptly deliver to Landlord copies of receipts for payment of all such taxes and assessments. To the extent any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced by Landlord, and Landlord shall provide Tenant with verifying documentation establishing the nature and amount of such taxes invoiced by Landlord to Tenant.

17.          Subordination:   Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all ground or underlying leases, mortgages or deeds of trust which may hereafter be executed covering the Premises, Building or Lot or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided, however, that any such ground lessor, beneficiary or mortgagee agrees in a commercially reasonable subordination, non-disturbance and attornment agreement (“SNDA”) in form reasonably satisfactory to Tenant not to disturb Tenant as long as Tenant is not in default under this Lease beyond any applicable cure period.  Notwithstanding the foregoing, Landlord, mortgagee, or any beneficiary shall have the right to subordinate or cause to be subordinated any underlying leases or any such liens to this Lease. If any underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination and upon the request of such successor to Landlord, attorn to and become the Tenant of the successor in interest to Landlord, provided such successor in interest will not disturb Tenant’s use, occupancy or quiet enjoyment of the Premises, Building and or Lot, so long as Tenant is not in default of the terms and provisions of this Lease beyond any applicable cure period, and so long as said successor in interest agrees to a commercially reasonable nondisturbance agreement with Tenant.  Landlord shall be liable to Tenant for all or any portion of the Security Deposit not forfeited by, or refunded to Tenant, until and unless Landlord transfers such Security Deposit to the successor in interest.

18.          Right of Entry:  Tenant grants Landlord or its agents the right to enter the Premises upon at least twenty-four (24) hours notice, except in emergency, for purposes of inspection, exhibition, posting of notices, repair or alteration. Landlord shall comply with Tenant’s reasonable security requirements in exercising its entry rights.  At Landlord’s option, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant’s vaults and safes. It is further agreed that Landlord shall have the right to use any and all means Landlord deems necessary to enter the Premises in an emergency. Landlord shall also have the right to place “for rent” and/or “for sale” signs on the outside of the Premises during the last six (6) months of the term of this Lease, or at any time during which Tenant is in default under this Lease.

19.          Estoppel Certificate:  Tenant shall execute, acknowledge and deliver to Landlord, within not less than twenty (20) days after Landlord provides such to Tenant, a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification), the date to which the Rent and other charges are paid in advance, if any, acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults as are claimed, and such other matters as Landlord may reasonably require. Any such statement may be conclusively relied upon by Landlord and any prospective purchaser or encumbrancer of the Premises, Building and or Lot. Tenant’s failure to deliver such statement within such time shall be conclusive upon the Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are no uncured defaults in Landlord’s performance; and (c) not more than one month’s Rent has been paid in advance, except in those instances when Tenant pays Rent quarterly in advance, then not more than three month’s Rent has been paid in advance. Failure by Tenant to so deliver such certified estoppel certificate shall be a default of the provisions of this Lease.

20.          Tenant’s Default:  The occurrence of any one or more of the following events shall, at Landlord’s option, constitute a default and breach of this Lease by Tenant:

20.1        Any act by Tenant which would cause any insurance policy to be invalidated or otherwise lapse. Tenant agrees to notice and service of notice as provided for in this Lease and waives any right to any other or further notice or service of notice which Tenant may have under any statute or law now or hereafter in effect.

20.2        The failure by Tenant to make any payment of Rent, Additional Rent or any other payment required hereunder on the date said payment is due, and failure to cure said monetary delinquency within five (5) days written notice from Landlord to Tenant.

20.3        The failure by Tenant to observe, perform or comply with any of the conditions, covenants or provisions of this Lease (except failure to make any payment of Rent and/or Additional Rent) and such failure is not cured within the time period required under the provisions of this Lease. If such failure is susceptible of cure but cannot reasonably be cured within the aforementioned time period (if any), Tenant shall promptly commence the cure of such failure and thereafter diligently prosecute such cure to completion within a reasonable time thereafter.  In no event or circumstance shall Tenant have less than thirty (30) days to complete any such cure, unless otherwise expressly agreed to in writing by Landlord (in Landlord’s sole discretion); and

20.4        The making of a general assignment by Tenant for the benefit of creditors, the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant’s creditors seeking the rehabilitation, liquidation, or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty (60) days of such filing, the appointment of a receiver or other custodian to take possession of substantially all of Tenant’s assets or this leasehold, Tenant’s insolvency or inability to pay Tenant’s debts or failure generally to pay Tenant’s debts when due, any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant’s assets, Tenant taking any action toward the dissolution or winding up of Tenant’s affairs, the cessation or suspension of Tenant’s use of the Premises, or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets or this leasehold.

21.          Remedies for Tenant’s Default:

21.1        Landlord’s Rights:  In the event of a breach or default under this Lease as provided in Section 20 hereof, Landlord may exercise all of its remedies as may be permitted by law, including but not limited to the remedy provided by Section 1951.4 of the California Civil Code, and including terminating this Lease, reentering the Premises and removing all persons and property therefrom, which property may be stored by Landlord at a warehouse or elsewhere at the risk, expense and for the account of Tenant.  If Landlord elects to terminate this Lease, Landlord shall be entitled to recover from Tenant the aggregate of all amounts permitted by law, including but not limited to, the cost of recovering the Premises and including (i) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom.  The “worth at the time of award” of the amounts referred to in (i) and (ii) above is computed by allowing interest at the rate of ten percent (10%) per annum.  The “worth at the time of award” of the amount referred to in (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                Notwithstanding anything to the contrary set forth herein, Landlord’s re-entry to perform acts of maintenance or preservation of or in connection with efforts to relet the Premises or any portion thereof, or the appointment of a receiver upon Landlord’s initiative to protect Landlord’s interest under this Lease shall not terminate Tenant’s right to possession of the Premises or any portion thereof and, until Landlord does elect to terminate this Lease, this Lease shall continue in full force and effect and Landlord shall enforce all of Landlord’s rights and remedies hereunder including, without limitation, the right to recover from Tenant as it becomes due hereunder all Base Rent, Additional Rent and other charges required to be paid by Tenant under the terms hereof.

21.2        Rights and Remedies Cumulative:  The foregoing rights and remedies of Landlord are not exclusive; they are cumulative in addition to any rights and remedies now or hereafter existing at law, in equity by statute or otherwise, or to any equitable remedies Landlord may have, and to any remedies Landlord may have under bankruptcy laws or laws affecting creditor’s rights generally.

21.4        Waiver of a Default:  The waiver by Landlord of any default or breach of any provision of this Lease shall not be deemed or construed a waiver of any other breach or default by Tenant hereunder or of any subsequent breach or default of this Lease, except for the default specified in the waiver.

22.          Holding Over:  If Tenant holds possession of the Premises, Building or Lot after the expiration of the Term of this Lease with Landlord’s consent, Tenant shall become a tenant from month-to-month upon the terms and provisions of this Lease, provided the monthly Base Rent shall be 125% of the then existing Base Rent for the three month period following the expiration of the Term, and then for each month thereafter, the Base Rent shall be 150% of the Base Rent due on the last month of the Lease Term, payable in advance on or before the first day of each month. Acceptance by Landlord of the monthly Base Rent without the additional increase of Base Rent shall not be deemed or construed as a waiver by Landlord of any of its rights to collect the increased amount of the Base Rent as provided herein at any time. Such month-to- tenancy shall not constitute a renewal or extension for any further term. All options, if any, granted under the terms of this Lease shall be deemed automatically terminated and be of no force or effect during said month-to-month tenancy. Tenant shall continue in possession until such tenancy shall be terminated by either Landlord or Tenant giving written notice of termination to the other party at least thirty (30) days prior to the effective date of termination. This paragraph shall not be construed as Landlord’s permission for Tenant to hold over. Acceptance of Base Rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease.

23.          Landlord’s Default:   Landlord shall not be deemed in breach or default of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord hereunder. For purposes of this provision, a reasonable time shall not be less than thirty (30) days after receipt by Landlord of written notice specifying the nature of the obligation Landlord has not performed; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days, after receipt of written notice, is reasonably necessary for its performance, then Landlord shall not be in breach or default of this Lease if performance of such obligation is commenced within such thirty (30) day period and thereafter diligently pursued to completion.  In the event of an emergency circumstance resulting from the default of Landlord, Tenant shall have the right to cure said default and invoice the Landlord for the cost associated with curing said emergency.

24.          Parking:   Tenant shall have exclusive use of all parking spaces set forth on Page 1. Landlord shall not be required to enforce Tenant’s right to use the same.

25.          Intentionally Omitted.

26.          Waiver:  No delay or omission in the exercise of any right or remedy of Landlord on any default by Tenant shall impair such a right or remedy or be construed as a waiver. The subsequent acceptance of Rent by Landlord after breach by Tenant of any covenant or term of this Lease shall not be deemed a waiver of such breach, other than a waiver of timely payment for the particular Rent payment involved, and shall not prevent Landlord from maintaining an unlawful detainer or other action based on such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or other sum or pursue any other remedy provided in this Lease. No failure, partial exercise or delay on the part of the Landlord in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

27.          Casualty Damage:  If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. Landlord shall, at Landlord’s expense, repair such damage to the condition existing prior to such damage (but not Tenant’s trade fixtures, equipment or personal property) as soon as reasonably possible thereafter, and this Lease shall continue in full force and effect.  Notwithstanding the foregoing, if the insurance proceeds are not sufficient to effect such repair, Landlord shall promptly contribute the shortage in proceeds (except the deductible shall be Tenant’s responsibility).  If such shortage is due to the fact that, by reason of the unique nature of the Leasehold Improvements, full replacement cost insurance coverage was not commercially reasonable and available, Landlord shall have no obligation to contribute the shortfall in insurance proceeds or to restore the unique aspects of the Premises unless Tenant provides Landlord with the funds to cover the shortfall or written assurance that Tenant will provide such funds within thirty (30) days after receiving written notice of the shortfall from Landlord.  If Landlord receives such funds or written assurance from Tenant within said thirty (30) day period, Landlord shall make such repairs to the Premises, including the unique aspects of the Leasehold Improvements and this Lease shall remain in full force and effect.

                If the Premises are damaged by an uninsured casualty, and the cost to repair the Premises exceeds five hundred thousand dollars ($500,000), Landlord may either (i) repair such damage and restore the Premises to the condition existing prior to such casualty as soon as reasonably possible at Landlord’s expense, in which event the Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Tenant within thirty (30) days after receipt by Landlord of knowledge of the occurrence of such damage.  Such termination shall be effective sixty (60) days following the date of such notice.  If Landlord elects to terminate this Lease, Tenant shall have the right, within thirty (30) days after receipt of the termination notice, to give written notice to Landlord of Tenant’s commitment to pay for the repair of such damage without reimbursement from Landlord.  Tenant shall provide Landlord with such funds or written assurance thereof within thirty (30) days after making such commitment.  In such event, the Lease shall continue in full force and effect, and Landlord shall proceed to make such repairs as soon as reasonably possible after the required funds are available.  If Tenant does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

                Upon any damage or destruction of the Premises, Landlord shall cause its architect to estimate the time period required to restore the Premises to the condition existing prior to such damage or destruction and deliver such estimate to the parties within thirty (30) days after such damage.  If Landlord’s architect estimates that the restoration period applicable to the Premises will be no longer than one hundred twenty (120) days after the date of such damage Tenant shall have the right to terminate this Lease by giving Landlord written notice of such termination within ten (10) days after the date Tenant receives the estimate of the restoration period from Landlord’s architect.  Tenant’s failure to give written notice of termination of this Lease within said ten (10) day period shall be deemed Tenant’s waiver of its termination right and election to permit Landlord to restore the Premises in accordance with this Section 27.  Notwithstanding the foregoing, if all or a portion of the Premises is damaged or destroyed during the last six (6) months of the Lease such that the remainder of the Premises cannot be effectively and efficiently used, and Landlord’s architect reasonably estimates, by written notice given to the parties within thirty (30) days after the date of such damage, that the time required to repair and restore the Premises exceeds the period of time remaining under the Lease Term, then either party may terminate this Lease by giving written notice of such termination to the other party within fifteen (15) days after the date of such notice from Landlord’s architect.

                From the date of such damage and destruction until the date of completion of restoration thereof, Base Rent and Additional Rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business (but there shall be no abatement of rent by reason of any portion of the Premises being unusable for a period equal to one (1) day or less).

28.          Condemnation:   If all of the Premises, Building and Lot are condemned by eminent domain, inversely condemned or sold in lieu of condemnation for any public or quasi-public use or purpose (“Condemned”), then Tenant or Landlord may terminate this Lease as of the date when physical possession of the Premises, Building and Lot are taken and title vests in such condemning authority, and Rent shall be adjusted to the date of termination. If a substantial portion of the Premises, Building or the Lot is so condemned such that Tenant cannot, in Tenant’s reasonable opinion, use the remainder for the conduct of its business, Tenant, at its option may terminate this Lease. If Tenant does not elect to terminate this Lease, Landlord shall, if necessary, promptly proceed to restore the Premises, Building or Lot to substantially its same condition prior to such partial condemnation, and shall use the condemnation proceeds received by Landlord for such purpose.  Base Rent shall be reduced on a proportionate basis corresponding to the time during which, and to the part of the Premises, Building or Lot of which Tenant is deprived on account of such partial condemnation and restoration.

29.          Environmental Matters /Hazardous Materials:

29.1        Hazardous Materials Disclosure Certificate:  Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord Tenant’s Hazardous Materials Disclosure Certificate (the “HazMat Certificate”), a copy of which is attached hereto as Exhibit E and incorporated herein by this reference. Tenant covenants, represents and warrants to Landlord that the information on the HazMat Certificate is true and correct and accurately describes the use(s) of Hazardous Materials which will be made and/or used on the Premises by Tenant. Tenant shall, commencing with the date which is one year from the Commencement Date and continuing every year thereafter, complete, execute, and deliver to Landlord, a new or updated HazMat Certificate in the form attached hereto as Exhibit E describing Tenant’s present use of Hazardous Materials on the Premises, and any other reasonably necessary documents as requested by Landlord.

29.2        Definition of Hazardous Materials:  As used in this Lease, the term Hazardous Materials shall mean and include (a) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or become regulated by any Environmental Laws; (b) petroleum, petroleum by products, gasoline, diesel fuel, crude oil or any fraction thereof; (c) asbestos and asbestos containing material, in any form, whether friable or non-friable; (d) polychlorinated biphenyls; (e) radioactive materials; (f) lead and lead-containing materials; (g) any other material, waste or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by any Environmental Law (defined below); or (h) any materials which cause or threatens to cause a nuisance upon or waste to any portion of the Premises, the Building, or the Lot, or any surrounding property; or poses or threatens to pose a hazard to the health and safety of persons on the Premises or any surrounding property.

29.3          Prohibition; Environmental Laws:   Tenant shall not be entitled to use nor store any Hazardous Materials on, in, or about the Premises, the Building, or the Lot, or any portion of the foregoing, without, in each instance, said usage being in compliance with any and all applicable laws and regulations, and only upon giving written notice to Landlord of said usages.  Tenant shall be permitted to use and/or store only those Hazardous Materials that are necessary for Tenant’s business and to the extent disclosed in the HazMat Certificate, provided that such usage and storage is only to the extent of the quantities of Hazardous Materials as specified in the then applicable HazMat Certificate unless Tenant notifies Landlord in writing of a change in the quantities used prior to the delivery of the next annual HazMat Certificate, and provided further that such usage and storage is in full compliance with any and all local, state and federal environmental, health and/or safety-related laws, statutes, orders, standards, courts’ decisions, ordinances, rules and regulations (as interpreted by judicial and administrative decisions), decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant or all or any portion of the Premises, Building or Lot (collectively, the “Environmental Laws”).  Landlord shall have the right at all times during the Term of this Lease to (i) inspect the Premises, Building or Lot, (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section 29, and (iii) request lists of all Hazardous Materials used, stored or otherwise located on, under or about the Premises, Building and the Lot. The cost of all such inspections, tests and investigations shall be borne solely by Landlord, unless there has been a release of Hazardous Materials at which time said costs shall be paid by Tenant. The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord’s part to inspect, test, investigate, monitor or otherwise observe the Premises, Building or Lot, or the activities of Tenant and Tenant’s Representatives with respect to Hazardous Materials, including without limitation, Tenant’s operation, use and any remediation related thereto, or (b) liability on the part of Landlord and its representatives for Tenant’s use, storage, disposal or remediation of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

29.4        Tenant’s Environmental Obligations:  Tenant shall give to Landlord immediate verbal and follow-up written notice of any spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials on, under or about the Premises, Building or Lot which are not in compliance with any and all applicable laws and regulations. Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any spill, release, discharge, disposal, emission, migration or transportation of Hazardous Materials by Tenant on the Premises, Building or Lot to such levels as are required by law.  Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures as required by any Environmental Laws or any agencies or other governmental authorities having jurisdiction thereof to the extent required by Tenant’s activities on the Property. If Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate any spill, release, discharge, disposal, emission, migration, removal or transportation of Hazardous Materials caused by Tenant, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same and Tenant shall promptly reimburse Landlord, upon demand, for all costs and expenses to Landlord of performing investigation, clean up, removal, restoration, closure and remediation work. All such work undertaken by Tenant, as required herein, shall be performed in such a manner so as to enable Landlord to make full economic use of the Premises, the Building, and the Lot after the satisfactory completion of such work.

29.5        Environmental Indemnity - Tenant:  In addition to Tenant’s obligations as set forth hereinabove, Tenant agrees to, and shall, protect, indemnify, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord’s lenders, partners, property management company (if other than Landlord), agents, directors, officers, representatives, shareholders, successors and assigns and each of their respective partners, directors, representatives, agents, shareholders, successors and assigns harmless from and against any and all claims, judgments, damages, penalties, fines, liabilities, losses , suits, administrative proceedings and costs (including, but not limited to, attorneys’ and consultant fees and court costs, but excluding any consequential damages) arising at any time during or after the Term of this Lease in connection with or related to, directly or indirectly, the use, presence, transportation, storage, disposal, migration, removal, spill, release or discharge of Hazardous Materials by Tenant on, in or about the Premises, Building or Lot. Neither the written consent of Landlord to the presence, use or storage of Hazardous Materials by Tenant in, on, under or about any portion of the Premises, the Building, or the Lot, nor the strict compliance by Tenant with all Environmental Laws shall excuse Tenant from its obligations of indemnification pursuant hereto. To the extent Landlord is strictly liable under any Environmental Laws, Tenant’s obligations to Landlord under this Section 29 and the indemnity contained herein shall likewise be without regard to fault on Tenant’s part with respect to the violation of any Environmental Law which results in liability to any of the aforementioned indemnitees.

29.6        Environmental Indemnity - Landlord:  Landlord represents and warrants to Tenant that no Hazardous Materials have been used or incorporated into the building materials for the Building, Premises, Leasehold Improvements and Lot, and there are no Hazardous Materials present in the soil or groundwater on the Lot as of execution of this Lease Agreement.  In addition to Landlord’s obligations as set forth hereinabove, Landlord agrees to, and shall, protect, indemnify, defend and hold Tenant and Tenant’s agents, directors, officers, representatives, shareholders, successors and assigns and each of their respective directors, representatives, agents, shareholders, successors and assigns harmless from and against any and all claims, judgments, damages, penalties, fines, liabilities, losses, suits, administrative proceedings and costs (including, but not limited to, attorneys’ and consultant fees and court costs, but excluding any consequential damages) arising at any time during or after the Term of this Lease in connection with or related to, directly or indirectly, the use, presence, transportation, storage, disposal, migration, removal, spill, release or discharge of Hazardous Materials on, in or about the Premises, Building or Lot which took place prior to the Commencement Date.  Neither the written consent of Tenant to the presence, use or storage of Hazardous Materials on, in or about the Premises, the Building, or the Lot, nor the strict compliance by Landlord with all Environmental Laws shall excuse Landlord from its obligations of indemnification pursuant hereto.  To the extent Tenant is strictly liable under any Environmental Laws, Landlord’s obligations to Tenant under this Section 29 and the indemnity contained herein shall likewise be without regard to fault on Landlord’s part with respect to the violation of any environmental Law which results in liability to any of the aforementioned indemnitees.

29.7        Survival: Tenant’s and Landlord’s obligations and liabilities pursuant to the provisions of this Section 29 shall survive the expiration or earlier termination of this Lease.

30.                               Intentionally Omitted.

31.          General Provisions:

31.1        Time:  Time is of the essence in this Lease and with respect to each and all of its provisions in which performance is a factor.

31.2        Successors and Assigns:  The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

31.3        Recordation: If Tenant so elects, Tenant may record a commercially reasonable short form memorandum of this Lease without the prior written consent of the Landlord.

31.4        Landlord’s Personal Liability:  The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the actual interest of Landlord and its present or future partners in the Premises, Building or Lot, and Tenant agrees to look solely to the Premises or any applicable insurance proceeds, or sales proceeds from a sale of the Premises, Building or Lot for satisfaction of any liability and shall not look to other assets of Landlord nor seek any recourse against the assets of the individual partners, directors, officers, shareholders, agents or employees of Landlord; it being intended that Landlord and the individual partners, directors, officers, shareholders, agents or employees of Landlord shall not be personally liable in any manner whatsoever for any judgment or deficiency. The liability of Landlord under this Lease is limited to its actual period of ownership of title to the Building and Lot, and Landlord shall be automatically released from further performance under this Lease and from all further liabilities and expenses hereunder accruing from and after the date of the transfer of Landlord’s interest in the Premises, Building and or Lot.

31.5        Severability:  Any provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such other provision shall remain in full force and effect.

31.6        Choice of Law:  This Lease shall be governed by the laws of the State of California, and the venue for any legal actions regarding or relating to this Lease Agreement shall be in the County of Monterey, State of California.

31.7        Attorneys’ Fees:  In the event any dispute between the parties results in litigation or other proceeding, the prevailing party shall be reimbursed by the party not prevailing for all reasonable costs and expenses, including, without limitation, reasonable attorneys’ and experts’ fees and costs incurred by the prevailing party in connection with such litigation or other proceeding, and any appeal thereof. Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any.

31.8        Entire Agreement:  This Lease supersedes any prior agreements, representations, negotiations or correspondence between the parties, and contains the entire agreement of the parties on matters covered. No other agreement, statement or promise made by any party, that is not in writing and signed by all parties to this Lease, shall be binding.

31.9        Warranty of Authority:  Each person executing this Lease on behalf of a party represents and warrants that (1) such person is duly and validly authorized to do so on behalf of the entity it purports to so bind, and (2) if such party is a partnership, corporation or trustee, that such partnership, corporation or trustee has full right and authority to enter into this Lease and perform all of its obligations hereunder. In addition to any other remedies available to Landlord under this Lease, if there is any breach of the foregoing warranty, the person(s) executing this Lease on behalf of Tenant shall be personally liable for all of Tenant’s obligations under this Lease, including, but not limited to, the payment by such person(s) to Landlord of any and all losses, liabilities, costs, expenses and damages incurred by Landlord hereunder.

31.10    Notices:  Any and all notices and demands required or permitted to be given hereunder to Landlord shall be in writing and shall be sent: (a) by United States mail, certified and postage prepaid; or (b) by personal delivery; or (c) by overnight courier, addressed to Landlord c/o Quadrangle Investments, 295 Main Street, Fifth Floor, Salinas, California 93901. Any and all notices and demands required or permitted to be given hereunder to Tenant shall be in writing and shall be sent: (i) by United States mail, certified and postage prepaid; or (ii) by personal delivery to any employee or agent of Tenant over the age of eighteen (18) years of age; or (iii) by overnight courier, all of which shall be addressed to Tenant at the address stated on Page 1 of this Lease Agreement; or (iv) by facsimile at the facsimile number at the Premises, if any, as provided by Tenant on Page 1 of this Lease or otherwise provided to Landlord. Notice and/or demand shall be deemed given upon the earlier of actual receipt or the third day following deposit in the United States mail. Notice and/or demand by facsimile shall be complete upon transmission over the telephone line, Any notice or requirement of service required by any statute or law now or hereafter in effect, including, but not limited to, California Code of Civil Procedure Sections 1161, 1161 - 1, and 1162, is hereby waived by Tenant.

31.11   Joint and Several:  If Tenant consists of more than one person or entity, the obligations of all such persons or entities shall be joint and several.

31.12   Covenants and Conditions:  Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition.

31.13   Waiver of Jury Trial:  The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way related to this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, Building and or Lot, and/or any claim of injury, loss or damage.

31.14   Intentionally Omitted.

31.15   Underlining:  The use of underlining within the Lease is for Landlord’s reference purposes only and no other meaning or emphasis is intended by this use, nor should any be inferred.

32.         Signs:    All signs and graphics of every kind visible in or from public view or corridors or the exterior of the Premises shall be subject to any applicable governmental laws and ordinances.  Tenant shall have the right to place a sign either on the exterior of the Building or a monument sign on the Lot identifying Tenant’s business without Landlord’s consent, but subject to compliance with all applicable governmental laws and ordinances.  Tenant shall remove all such signs and graphics prior to the termination of this Lease. Such installations and removals shall be made in a manner as to avoid damage or defacement of the Premises; and Tenant shall repair any damage or defacement, including without limitation, discoloration caused by such installation or removal. Landlord shall have the right, at its option, to deduct from the Security Deposit such sums as are reasonably necessary to remove such signs, including, but not limited to, the costs and expenses associated with any repairs necessitated by such removal. Notwithstanding the foregoing, in no event shall any neon, flashing or moving sign(s) be permitted hereunder. Tenant further agrees to maintain any such sign, awning, canopy, advertising matter, lettering, decoration or other thing as may be approved in good condition and repair at all times.

33.          Intentionally Omitted.

34.          Quitclaim:    Upon any termination of this Lease, Tenant shall, at Landlord’s request, execute, have acknowledged and deliver to Landlord a quitclaim deed of Tenant’s interest in and to the Premises, Building and Lot. If Tenant fails to so deliver to Landlord such a quitclaim deed, Tenant hereby agrees that Landlord shall have the full authority and right to record such a quitclaim deed signed only by Landlord and such quitclaim deed shall be deemed conclusive and binding upon Tenant.

35.          Intentionally Omitted.

36.          Warranties of Tenant:  Tenant hereby warrants and represents to Landlord, for the express benefit of Landlord, that in entering into this Lease, Tenant has not relied upon any statement, fact, promise or representation (whether express or implied, written or oral) not specifically set forth herein in writing and that any statement, fact, promise or representation (whether express or implied, written or oral) made at any time to Tenant, which is not expressly incorporated herein in writing, is hereby waived by Tenant.

37.         Compliance with Americans with Disabilities Act:  Landlord and Tenant hereby agree and acknowledge that the Premises, the Building and/or Lot may be subject to the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq., including, but not limited to Title III thereof, all regulations and guidelines related thereto, together with any and all laws, rules, regulations, ordinances, codes and statutes now or hereafter enacted by local or state agencies having jurisdiction thereof, including all requirements of Title 24 of the State of California, as the same may be in effect on the date of this Lease and may be hereafter modified, amended or supplemented (collectively, the “ADA”).  Landlord represents and warrants to Tenant that the Building, Premises, Leasehold Improvements and Exterior Improvements shall comply with ADA as of the Commencement Date.  If at any time after the Commencement Date, any portion of the Building, Premises, Leasehold Improvements or Exterior Improvements are determined not to comply with ADA as in effect as of the Commencement Date, then Landlord shall, at Landlord’s cost and expense, make such alterations as may be necessary to cause the same to comply with ADA.  Any Tenant Improvements constructed after the Commencement Date, whether by Landlord or Tenant, shall be in compliance with the requirements of the ADA.  If such work is required under the ADA as a result of Tenant’s change in use of the Premises or any work or alteration made to the Premises by or on behalf of Tenant after the Commencement Date, then such work shall be performed by Landlord at the sole cost and expense of Tenant.  Within ten (10) days after receipt, Landlord and Tenant shall advise the other party in writing, and provide the other with copies of (as applicable), any notices alleging violation of the ADA relating to any portion of the Premises or the Building; any claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the Premises or the Building; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises or the Building.

38.          Brokerage Commission:   Landlord and Tenant each represents and warrants for the benefit of the other that it has had no dealings with any real estate broker, agent or finder in connection with the Premises and/or the negotiation of this Lease, except for the Brokers (as set forth on Page 1), and that it knows of no other real estate broker, agent or finder who is or might be entitled to a real estate brokerage commission or finder’s fee in connection with this Lease or otherwise based upon contacts between the Landlord and Tenant. Each party shall indemnify and hold harmless the other from and against any and all liabilities or expenses arising out of claims made for a fee or commission by any real estate broker, agent or finder in connection with the Premises, Building and Lot, and this Lease other than Brokers resulting from the actions of the indemnifying party. Any real estate brokerage commission or finder’s fee payable to the Brokers in connection with this Lease shall be paid by Landlord and shall only be payable pursuant to that separate written commission agreement with Brokers, and is only applicable to the extent of the initial Term of the Lease and to the extent of the Premises as same exist as of the date on which Tenant executes this Lease.

39.          Quiet Enjoyment:  Landlord covenants with Tenant:  (i) that Tenant shall and may peaceably and quietly hold, occupy and enjoy the Premises, Building and Lot during the Term of this Lease, and (ii) neither Landlord, nor any successor or assign of Landlord, shall disturb Tenant’s occupancy or enjoyment of the Premises, Building or Lot.

40.          Landlord’s Ability to Perform Tenant’s Unperformed Obligations:   Notwithstanding anything to the contrary contained in this Lease, if Tenant shall fail to perform any of the terms, provisions, covenants or conditions to be performed or complied with by Tenant pursuant to this Lease after having been given thirty (30) days written notice to cure, and/or if the failure of Tenant relates to a matter which in Landlord’s judgment reasonably exercised is of an emergency nature and such failure shall remain uncured for a period of time commensurate with such emergency, then Landlord may, at Landlord’s option without any obligation to do so, and in its sole discretion as to the necessity therefor, perform any such term, provision, covenant, or condition, or make any such payment and Landlord by reason of so doing shall not be liable or responsible for any loss or damage thereby sustained by Tenant or anyone holding under or through Tenant. If Landlord so performs any of Tenant’s obligations hereunder, the full amount of the cost and expense entailed or the payment so made or the amount of the loss so sustained shall immediately be owing by Tenant to Landlord, and Tenant shall promptly pay to Landlord upon demand, as Additional Rent, the full amount thereof with interest thereon from the date of payment at the greater of (i) ten percent (10%) per annum, or (ii) the highest rate permitted by applicable law.

41.          Option.

                41.1        Grant of Option.  Landlord hereby grants to Tenant two options(the “Options) to extend the initial term of the Lease (“Initial Term”) for an additional five (5) years (each, an “Option Term”) upon and subject to the terms and conditions set forth in this Lease.  The first Option Term shall commence upon the expiration of the Initial Term and the second Option Term shall commence upon the expiration of the first Option Term.  Tenant may not exercise the second Option if Tenant has not exercised the first Option.  Tenant shall have no right to extend the Initial Term except as provided herein.  Each Option shall be exercised, if at all, by Tenant’s delivery of written notice of exercise to Landlord no later than six (6) months nor earlier than twelve (12) months prior to the expiration date of the Initial Term with respect to the first Option, or the first Option Term with respect to the second Option.  The Basic Rental to be paid during each Option Term shall be the Prevailing Market Rental, as hereinafter defined.  As used herein, the term “Prevailing Market Rental” shall mean the rental and all other monetary payments and escalations that Landlord could obtain from a third party tenant comparable to Tenant desiring to lease the Premises for the applicable Option Term, taking into account the age of the Premises, the size of the Premises, the type and quality of tenant improvements, the quality of construction of the Premises and Leasehold Improvements, the services provided under the terms of the Lease, the Additional Rent paid by Tenant under the Lease, the rental and brokers’ commissions then being paid for the renewal of leases of space comparable to the Premises in the City of Salinas and all other factors that would be relevant to a third party in determining the rental such party would be willing to pay to lease the Premises for the applicable Option Term.

                41.2        Determination of Prevailing Market Rental.  On or before five (5) days after Tenant provides Landlord with notice of exercise of an Option, Landlord and Tenant shall commence negotiations to agree upon the Prevailing Market Rental applicable thereto.  If Landlord and Tenant are unable to reach agreement on the Prevailing Market Rental within ten (10) days after the date negotiations commence, then the Prevailing Market Rental shall be determined as follows:

                                (a)           If Landlord and Tenant are unable to agree on the Prevailing Market Rental within said ten (10) day period, then within five (5) days thereafter, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Prevailing Market Rental.  If the higher of such estimates is not more than one hundred five percent (105%) of the lower of such estimates, then the Prevailing Market Rental shall be the average of the two estimates.

                                (b)           If the matter is not resolved by the exchange of estimates as provided in subparagraph (a) above, then either Landlord or Tenant may, by written notice to the other on or before five (5) days after the exchange of such estimates, require that the disagreement be resolved by arbitration.  Within seven (7) days after such notice, the parties shall select as an arbitrator a mutually acceptable MAI appraiser with experience in real estate activities, including at least ten (10) years’ experience in appraising research and development space in Monterey County, California and/or Northern California.  If the parties cannot agree on an appraiser, then, within a second period of seven (7) days, each party shall select an independent MAI appraiser meeting the aforementioned criteria and, within a third period of seven (7) days, the two appointed appraisers shall select a third appraiser meeting the aforementioned criteria and the third appraiser shall determine the Prevailing Market Rental pursuant to subparagraph (c) below.  If one party shall fail to make such appointment within said second seven (7) day period, then the appraiser chosen by the other party shall be the sole arbitrator.

                                (c)           Once the arbitrator has been selected as provided for in subparagraph (b) above, then, as soon as practicable but in any case within fourteen (14) days thereafter, the arbitrator shall select one of the two estimates of the Prevailing Market Rental submitted by Landlord and Tenant, which estimate shall be the one that is closer to the Prevailing Market Rental as determined by the arbitrator.  The arbitrator’s selection shall be rendered in writing to both Landlord and Tenant and shall be final and binding upon them and shall not be subject to appeal.  If the arbitrator believes that expert advice would materially assist such arbitrator, then the arbitrator may retain one or more qualified persons, including, but not limited to, legal counsel, brokers, architects or engineers, to provide such expert advice.  The party whose estimate is not chosen by the arbitrator shall pay the costs of the arbitrator and of any experts retained by the arbitrator; provided, however, that any fees of any counsel or expert engaged directly by Landlord or Tenant shall be borne by the party retaining such counsel or expert.

[SIGNATURES ONLY ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Lease is executed by the parties as of the Lease Date referenced on page 1 of this Lease.

TENANT:		LANDLORD:

Integrated Device Technology, Inc.,		LaGuardia Associates,
a corporation		a general partnership

By:		By:
	Jerry G. Fielder		Samuel Kobrinsky
Its:	Corporate Secretary	Its:	Managing General Partner